Exhibit 99.1

Summary of Lynn Theisen Employment Letter Agreement

Ms. Theisen is employed pursuant to a letter agreement which provides for an annual salary of $145,000 and an annual performance-based cash bonus target of $20,000 based on achievement of individual and Company performance objectives to be agreed upon.

Subject to approval of the Compensation Committee, Ms. Theisen will also receive an annual equity bonus valued at $10,000 of which 20% is subject to a continued employment requirement and 80% is based on achievement of individual and Company performance objectives. The equity bonus is subject to vesting in four equal annual installments from the original grant date, subject to a continuing employment requirement.

Ms. Theisen is entitled to receive the Company’s standard employee benefits.

Ms. Theisen’s employment is “at will” with no established term.

This summary of Ms. Theisen’s employment letter agreement is qualified in its entirety by reference to the agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.